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                                                                    Exhibit 23.4
                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 5 to Registration Statement No. 333-32446 of Curis, Inc. on Form S-4 of our report dated February 15, 2000, relating to the financial statements of Ontogeny, Inc., which appears in such joint proxy statement-prospectus. We also consent to the references to us under the headings "Experts" and "Ontogeny Selected Financial Data" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 15, 2000